UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2023

SIGMA ADDITIVE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SASI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On July 14, 2023, the employment of Stephan Kuehr, General Manager of European Operations of Sigma Additive Solutions, Inc. (“we,” “us,” “Sigma” or the “company”) terminated.

Item 8.01 Other Information

Following is an update on Sigma’s strategic initiatives announced last year and the status of its current business and operations:

Background

On November 11, 2022, we filed with the SEC our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in which we reported a perceived trend toward consolidation in the additive manufacturing, or AM, industry as companies align for profitability and that a connection with a strategic partner might augment our ability to scale, support the greater AM marketplace needs, and create stockholder value. We also reported that alignment with a strategic partner might allow for common growth, vision, and funding of the company to achieve its mission, and provide an opportunity for other strategic relationships, including potential acquisitions. In the same Quarterly Report, we stated our updated estimate that our existing cash on hand, together with expected revenue, would be sufficient to fund our anticipated operating costs and capital expenditure requirements through at least the first quarter of 2023. We also stated that we were engaged in identifying sources of financing either in the form of equity or debt, or a combination thereof, but that no assurance could be given as to the availability of such financing, or, if available, that such financing would be on terms acceptable to us.

Management subsequently identified a list of approximately 20 candidates for a potential strategic investment in Sigma. After initial talks, management engaged in further discussions with three candidates that expressed the greatest interest in the opportunity and corresponding strategy. We received a verbal commitment for an investment from one candidate, but after a decline in Sigma’s market capitalization the candidate indicated that it could not provide the cash that it believed would be necessary to accomplish the parties’ strategic objectives. None of the leading candidates submitted a proposal to invest in the company. During the same period, we separately pursued a possible stand-alone financing with several potential investors, including certain existing security holders of the company, prospective underwriters and institutional investors, as a bridge to a potential strategic transaction. Management was advised by the prospective underwriters, however, that it would be necessary to restructure our outstanding shares of convertible preferred stock and certain outstanding warrants in order to facilitate a possible financing.

On January 27, 2023, we reported in a Current Report on Form 8-K our agreement to issue to the holder of the remaining outstanding shares of our Series D Preferred Stock a warrant to purchase common stock in consideration of the holder’s agreement to convert, in full, its shares of Series D Preferred Stock. After several rounds of discussions, however, we were unable to reach an agreement with the holders of our outstanding warrants to restructure the warrants in order to facilitate a possible financing. In light of this development, rising interest rates and deteriorating capital market conditions, management was advised by our prospective underwriter that it was unlikely that we would be able to raise capital in the public or private market in the near term. Also on January 27, 2023, we reiterated our previous advice that alignment with a strategic partner may allow for common growth, vision, and funding of the company, as well as an opportunity for other strategic relationships, including potential acquisitions, and that we had recently furloughed several of our workforce to conserve existing cash while we continued to pursue possible strategic or financing transactions.

On March 1, 2023, we issued a press release and reported in a Current Report on Form 8-K that we had retained Lake Street Capital Markets, or Lake Street, as our financial advisor in connection with the consideration of a range of strategic alternatives designed to enhance stockholder value, including a possible strategic investment, acquisition, merger, business combination or similar transaction.

Management and Lake Street subsequently undertook to solicit indications of interest in a possible strategic transaction from approximately 90 potential strategic and financial acquirers, including many companies in the AM industry in the U.S. and Europe. Approximately a third of the potential acquirers who responded subsequently entered into confidentiality agreements, or CDAs, to facilitate discussions with our management and advisers and diligence regarding a possible strategic transaction, including the possible merger or acquisition of the company, the sale of all or part of the company’s business and assets, and a possible bridge financing to allow the company to retain its key employees and preserve its customers and other business pending a possible transaction.

Of the potential acquirers that entered into CDAs, four have submitted written, non-binding proposals to purchase assets or acquire the company in a merger or reverse merger. These proposals all have varying economic and other terms, degrees of complexity and timelines, and are subject to the negotiation and execution of a mutually agreeable definitive agreement and other conditions. None of the proposals include bridge financing for Sigma pending completion of a possible transaction, and for reasons unique to each proposal, we have been unable to come to terms with any of the potential acquirers. Our management and advisers continue in talks regarding the respective proposals, as well as possible alternative transactions with other parties that have expressed interest as we work to formally close our strategic transaction process.

Liquidity

In our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, we estimated that our cash on hand at March 31, 2023 and anticipated revenues would be sufficient to fund our operating costs through June 2023 after having taken previously reported steps to reduce our employee headcount and other costs while we pursued a possible strategic transaction. We also reported that we would need to raise additional financing to fund our operations and that to the extent that financing was not available to us, we may be required to delay, limit, or terminate our business operations.

We have now reduced our employee headcount via furloughs and layoffs to five employees, including our President and Chief Executive Officer and Chief Financial Officer and two key employees considered important to a possible sale of the company or all or a portion of its assets and support of current customers. With these moves, Sigma has discontinued all product development activities and ceased to pursue new customers. As of July 14, 2023, we had cash on hand of approximately $434,500, which we believe will be sufficient to support our current customers and pay employee costs and other anticipated expenses through August 2023. In the meantime, we continue to explore a possible reverse merger, sale of the company or all or a portion of its assets, and other alternatives. There is no assurance, however, that we will be able to sell the company or any of its assets or, if so, on what terms, or avoid the dissolution and liquidation or bankruptcy of the company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023	SIGMA ADDITIVE SOLUTIONS, INC.

	By:	/s/ Jacob Brunsberg
	Name:	Jacob Brunsberg
	Title:	President and Chief Executive Officer